Exhibit 10.1

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. CONFIDENTIAL PORTIONS OF EXHIBIT ARE MARKED WITH [***] AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
SUPPLY AGREEMENT
This Supply Agreement (this “Agreement”) is made and entered into effective as of the Closing Date by and among MAXIM INTEGRATED PRODUCTS, INC., a Delaware corporation (“Maxim US”), and MAXIM INTEGRATED PRODUCTS INTERNATIONAL, LTD., an Ireland corporation (“MIPI”) (together, “Maxim”), and TJ TEXAS, INC., a corporation organized under the laws of Delaware (“Supplier”). Maxim and Supplier are each sometimes referred to herein as a “Party” and collectively as the “Parties.” The Parties agree that this Agreement will be binding on the Parties on the date hereof, however, will only become effective on the Closing Date (as defined below).

RECITALS
A.    The Parties entered into that certain Asset Purchase Agreement of even date herewith (the “Asset Purchase Agreement”), pursuant to which Supplier acquired from Maxim certain Transferred Assets (as defined in the Asset Purchase Agreement);
B.    In connection with the transaction under the Asset Purchase Agreement, the Parties agreed for Supplier to provide to Maxim manufacturing and foundry services for integrated circuits as set forth in this Agreement; and
C.    Supplier now wishes to make, and Maxim wishes to procure from Supplier, certain silicon wafers on which are manufactured integrated circuits that are designed by Maxim and use certain Maxim Technology (as defined below). This Agreement does not address any products not fabricated using the Maxim Technology together with the Transferred Assets.
Now, Therefore, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Maxim and Supplier hereby agree as follows:

1	EXHIBITS.
All exhibits set forth in this Section 1 (each, an “Exhibit”), are hereby incorporated herein and made part of this Agreement. All Exhibits agreed to after the Closing Date shall be deemed incorporated herein and made a part of the Agreement upon the Parties’ written execution thereof.

Exhibit	Title
A	[***]
B	[***]
C	[***]
D	[***]
E	[***]
F	[***]
G	[***]
H	[***]
I	[***]
[***]

2	DEFINITIONS.
All defined terms herein apply to both their singular and plural forms, as the context may require. The terms “herein,” “hereunder,” “hereof” and similar expressions refer to this Agreement. The term “Section” refers to any of the numbered section or subsections, as applicable, herein. The word “including” means “including without limitation.” All references to “day” are to a calendar day, unless otherwise specified. All references to “year” are to a calendar year, unless otherwise specified.

2.1	“Acceptance Criteria” means the criteria [***].

2.2
“Applicable Laws” means applicable national, international, multinational, municipal, foreign, federal, regional, state or local laws, statutes, treaties, ordinances, rules, regulations, judgments, decrees, or other constitution, law, code, binding case law, principle of common law or orders of any legislative, judicial, administrative, governmental, regulatory or standards body, agency or authority of any kind.

2.3	“Closing Date” means as defined in the Asset Purchase Agreement.

2.4	“Commercial Sample” means a final pre-production version of the Wafer, which is not intended for commercial use or sale.

2.5	“Customer” means any third party that, directly or indirectly, obtains products includingWafers from Maxim, directly or through its distributors or other designees.

2.6	“Deliverable” means any of the Engineering Samples, Commercial Samples, Wafers, documentation or any components of the foregoing.

2.7	“Delivery” is the date on which a Deliverable is actually delivered to the Delivery Point.

2.8	“Delivery Point” means the gate of the Supplier’s Plant pursuant to Section 5.1, unless designated other delivery location in the applicable Purchase Order as mutually agreed by the Parties.

2.9
“Derivation” means, with regard to any Technology, any modification, improvement, derivative work, derivation, adaptation, localization, translation, transliteration, and/or compilation of any kind, directly or indirectly, to or of or from or based on or over such Technology. A direct or indirect Derivation of a Derivation to any Technology is also a Derivation of such Technology.

2.10	“Engineering Sample” means a preliminary version of the Wafer provided by Supplier to Maxim from time to time for Maxim’s engineering, testing or other internal use purposes.

2.11
“Fabrication” means any making and manufacture of any integrated circuits on silicon or other semiconductor material at the Plant, including, without limitation, any Manufacturing or any manufacture for third parties.

2.12	“FCD” means the Factory Committed Date, i.e., the confirmed delivery date by the Supplier for any Deliverable listed in the Purchase Order. This is the confirmation to the Requested Delivery Date.

2.13	“Final Acceptance” has the meaning set forth in Section 7.1.

2.14
“IP Right” means any and all of the following, anywhere in the world and under any law or legal system: (i) any patent and patent application (including, without limitation, any provisional, utility, and design patent application, continuation, continuation-in-part, divisional, reissue, reexamination, substitution, and extension, and foreign, international, national, and other counterparts and equivalents thereof), (ii) any copyright, mask work right, industrial design right, and any right similar thereto, whether arising from statute, regulation, common or judicial law, treaty or otherwise, and any registration, application for registration, and renewal thereof or related thereto, any right of attribution and integrity and other moral right, (iii) any trademark, service mark, trade name, corporate name, business name, domain name, logos, slogans, trade dress, packaging design, and other designations of source or origin of any kind, and any translation, transliteration, adaptation, derivation and combination thereof, and any common law rights, registration, application for registration, extension, and renewal thereof or related thereto, and all goodwill symbolized by any of the foregoing or associated therewith, (iv) any right in or arising from any trade secret, know-how, and confidential or proprietary or other information, material, items or things, and (v) other intellectual or industrial property right, whether existing now or being recognized or created in the future.

2.15
“Latent Defect” means any failure of a Product to perform in accordance with its specifications resulting from a defect attributable to Supplier that could not have been readily detected by Supplier during normal inspection or use.

2.16	“Lead Time” means the anticipated period of time beginning upon acceptance of a Purchase Order and ending on the Delivery, as set forth in Section 3.3.

2.17	“Licensed Software” means the [***] software (including source code) used at the Plant on the Closing Date [***]. For the avoidance of doubt, the Licensed Software does not mean or include [***].

2.18	“Licensed Technology” means, collectively, the Maxim-Designated Licensed Technology, the Operational Licensed Technology, and the Licensed Software.

2.19
“Mandatory Engineering Change” or “MEC” means any design or functionality change that is necessary for a Wafer’s performance, reliability or compatibility with contemplated devices or other components with which the Wafer may be integrated or other technology, or the Wafer’s Regulatory Compliance.

2.20	“Mandatory Engineering Change Order” or “MEC Order” means a written document setting forth the Specifications of a Mandatory Engineering Change and its implementation schedule.

2.21	“Manufacturing” (and “Manufacture” and “Manufactured”) means manufacturing of Wafers for Maxim at the Plant carried out by Supplier hereunder.

2.22	“Manufacturing Requirements” means, collectively, the Acceptance Criteria, the Process Flow, the Schedule, the Specifications, and other requirements set forth in this Agreement [***].

2.23
“Maxim-Designated Licensed Technology” means, individually and collectively, the Maxim Technology to be used by Supplier only and solely for Manufacturing Wafers for Maxim under this Agreement, including, without limitation, the Maxim Technology [***].

2.24	“Maxim Competitors” means each of the companies [***].

2.25
“Maxim Technology” means, individually and collectively, any Technology existing at the Plant on the Closing Date other than any Transferred Assets) or provided, delivered, or made available by or for Maxim to, or obtained from Maxim by or for, Supplier, including, without limitation, the Licensed Software, the Process Flow, process recipes, individual unique tool recipes, [***], device structures, design rules, and the Specifications.

2.26	“Maxim Technology Improvement” has the meaning set forth in Section 14.2.

2.27	“Move” means the completion of an individual stage in the process required for Manufacturing Wafers at the Plant.

2.28
“Operational Licensed Technology” means, individually and collectively, solely the [***] and operational specifications that are [***] used with the Transferred Assets, all to be used by Supplier only and solely for any Fabrication by Supplier at the Plant.

2.29
“Plant” means the fabrication plant and business located at 9651-9655 Westover Hills Boulevard, San Antonio, Texas 78251, United States of America, and sold and transferred by Maxim to Supplier as part of the Transferred Assets under the Asset Purchase Agreement.

2.30	“Price” means prices for Wafers, as set forth in Section 8.1.

2.31	“Process Flow” means the process flow [***].

2.32	“Prototype” means a version of the Wafer that may be provided by Supplier to Maxim for use by Maxim in marketing, promoting and/or demonstrating the Wafer to third parties.

2.33
“Purchase Order” means a written Maxim document identifying ordered Wafers and containing information related to the ordered Wafers, including, but not limited to: (i) date; (ii) item numbers; (iii) quantity; (iv) price; and (v) Delivery Date.

2.34
“Regulatory Compliance” or “Regulatory Compliant” means obtaining any and all approvals, registrations, certifications, standard compliances or other clearances required prior to the Manufacture and sale of any Deliverable and taking all necessary actions so that all Deliverables satisfy, and otherwise comply with all Applicable Laws.

2.35
“Requested Delivery Date” means the date specified on Maxim’s Purchase Order for (i) the delivery of any Deliverable to arrive at the Delivery Point; or (ii) Services to be completed by Supplier as specified within a Purchase Order.

2.36	“Schedule” means the schedule for the completion and delivery of the Deliverables and the Services [***].

2.37
“Scheduling Cycle Time” means the cycle time for fulfillment of Purchase Orders (through the moment of the delivery of Wafers under such Purchase Orders in accordance with this Agreement) at a rate of [***] of the order fulfillment cycle time for orders within the [***] immediately preceding the Closing Date for similar fab loading.

2.38
“Services” means the services, if any, performed by Supplier hereunder, including Manufacturing, maintenance of Plant equipment, supply, and repair or replacement of Wafers, as agreed in writing by the Parties.

2.39
“Specifications” means the design and technical specifications, functionality, features, and performance criteria and requirements of the Deliverables and Services, as set forth in this Agreement, including, without limitation, [***], and if not so defined: (i) the Plant’s manufacturing procedures immediately before the Closing or (ii) the Plant’s then current different manufacturing procedures if such differences do not result in any adverse impact on the Wafers or their manufacture, including, without limitation, with regard to process control, device performance, quality, and long term reliability shall apply or (iii) modifications that will be mutually agreed to by the Parties.

2.40
“Supplier Technology” means any Technology developed or acquired by Supplier, or licensed by Supplier from any third party, which (a) exists prior to the Closing Date or (b) is developed entirely independently by Supplier, or by Supplier and a third party, at any time, without any use, knowledge of or reference to, and that is not and does not include, Maxim’s Confidential Information, Maxim Technology, or Maxim Technology Improvements.

2.41
“Technology” means, individually and collectively, any technology (including design and process technology), materials, ideas, know-how, inventions, know-how, show-how, approaches, works, mask works, software (and all object, source code, libraries, algorithms, and other code therein or thereof), hardware, microelectronics, designs, concepts, techniques, processes, data, methodologies, algorithms, documents, documentation, information, and knowledge, and any copy, embodiment, or manifestation of any of the foregoing.

2.42	“Term” means the period from the Closing Date until the termination, cancellation or expiration of this Agreement.

2.43	“Wafer” means, individually, a production eight (8) inch silicon or other semiconductor material upon which integrated circuits are made in accordance with this Agreement.

3	MANUFACTURING.

3.1
Performance of Manufacturing. Supplier shall Manufacture all Wafers solely at the Plant in accordance with the Manufacturing Requirements. Supplier will make reasonable efforts to maintain a cycle time for Manufacturing Wafers at the Plant as was in effect prior to the Closing Date and as set forth in the Manufacturing Requirements (the “Manufacturing Cycle Time”). Failure to meet the Minimum Quantities during any calendar year due solely to Maxim’s fault shall not proportionally reduce the Quarterly Minimum Payments during such calendar year. Supplier will Manufacture Wafers using the same process flows and operating procedures as used at the Plant as of the Closing Date. Supplier agrees to keep the Transferred Assets in good repair and undertakes to replace, at its own cost, Manufacturing equipment for the Manufacture of Wafers if necessary for the Manufacture of Wafers based on the loading, technology and product mix as manufactured as of the Closing Date. Supplier is responsible to ensure at its cost that it meets the minimum supply obligation under this Agreement at the Plant, so long as Maxim continues to meet its obligations under Section 8.3.

3.2
Maintenance of Quality. Supplier agrees that it will Manufacture all Wafers under this Agreement in accordance with the Manufacturing Requirements for defect density and other quality criteria consistent with the relevant standards at the Plant immediately before the Closing Date, measured using data from [***] to the transfer of the Transferred Assets to Supplier under the Asset Purchase Agreement except for cycle time that will be calibrated per loading.

3.3
Wafer Markings. Supplier will mark each Wafer pursuant to the mask designated by Maxim. Notwithstanding the above, it is Maxim’s responsibility to ensure that such designated markings comply with customs authorities and other applicable requirements.

3.4	Lead Time. Supplier will have Lead Times for Delivery based on a reasonable time required to schedule Wafer starts according to a planning procedure (the “Queue Time”) plus the Scheduling Cycle Time.

3.5
Rework. Maxim may issue a Purchase Order requiring Supplier to rework, reconfigure or repackage Deliverables that have been previously accepted by Maxim, whereupon the Parties will negotiate in good faith to establish a reasonable cost and Schedule for Supplier to perform such Service.

3.6
Quality Inspection. At Maxim’s request and with reasonable prior notice, Supplier shall allow Maxim to inspect the Plant and the Services. If Supplier becomes aware of material issues related to (i) a functional problem, (ii) a Specification deviation, or (iii) a performance deficiency, Supplier shall immediately notify Maxim thereof.

3.7	Mandatory Engineering Changes.

3.7.1
Maxim shall notify Supplier in writing of any Mandatory Engineering Change in the form of a MEC Order. Upon receipt of such MEC Order, Supplier shall promptly evaluate the impact thereof, including quality and Regulatory Compliance. Within [***] following the date of the MEC Order, Supplier shall present to Maxim, in writing, the results of Supplier’s evaluation, including all costs associated with implementing the MEC, including required material, resources and personnel. Supplier shall use reasonable efforts to complete the MEC in the time frame specified by Maxim in the applicable MEC Order. Supplier shall start implementing each MEC Order as specified in the Supplier’s response to the MEC Order within [***], subject to Supplier’s approval, provided that Maxim shall bear all extra costs incurred by such MEC Order or resulting from the implementation thereof.

3.7.2	Supplier shall use reasonable efforts to keep Maxim informed during the Term about any issue of which it becomes aware that may require a MEC.

3.8
Supplier shall not make any significant and substantial changes to the technology, machinery, materials, except for in the ordinary course of business, used to Manufacture the Deliverables, excluding changes to machinery that is not used for the volumes Manufactured for Maxim provided that such changes do not result in any meaningful adverse impact on Maxim’s Wafers or their manufacture, including, without limitation, with regard to process control, device performance, quality, and long term reliability, without Maxim’s prior written approval. Supplier shall not make any changes to the manufacturing processes without Maxim’s prior written approval.

3.9	The Parties may agree to implement an improvement in the Plant for general quality and efficiency purposes. In such case, the Parties will share the reasonable costs of implementing such improvement.

4	FORECASTS; PURCHASE ORDERS.

4.1
Forecasts; Minimum Order and Supply Commitments. Once a month during the Term, Maxim will provide Supplier with a non-binding rolling [***] forecast of Maxim’s then-current good faith estimate of its Purchase Orders for Wafers for such [***] period, which shall be for informational purposes only and not be legally binding on Maxim. Starting on January 1, 2016, MIPI agrees to place Purchase Orders in line with the Lead Time for, and purchase, and Supplier shall Manufacture and deliver upon such Purchase Orders in accordance with this Agreement, including, without limitation, the Manufacturing Requirements, at least the minimum quantities of Wafers based on the applicable Moves [***] (the “Minimum Quantities”). Any non-shipment of any Wafers of not more than [***] (if less Wafers are shipped than ordered or if the delivery date is delayed) shall not be a breach of this Agreement nor of Supplier’s minimum supply commitment under this Agreement if caused during the ordinary course of business, including line yield loss and Plant excursions. Supplier, at its sole discretion, will provide Maxim with the additional required Wafers within a reasonable time and invoice Maxim only for the Wafers actually shipped. MIPI shall not be obligated to place any Purchase Orders, and Maxim shall not be obligated to purchase any Wafers, above the Minimum Quantities. Supplier shall not be obligated to supply Wafers in excess of the Minimum Quantities, provided that if: (i) MIPI places Purchase Orders during any calendar quarter of a calendar year [***] in excess of the quarterly Minimum Quantities for such calendar year to be consistent with the Minimum Quantities for such calendar year, Supplier shall supply such excess quantity of Wafers on such Purchase Order, and (ii) MIPI otherwise places a Purchase Order for more than the Minimum Quantities, Supplier shall make reasonable efforts to Manufacture and supply MIPI with such excess quantity. Either Party may request a change to such minimum commitments during any given year, which shall be effected by mutual written agreement of the Parties. Any reduction in Supplier’s minimum supply commitment as agreed to by the Parties will also automatically, without need for any notice or additional agreement, result in a corresponding reduction in Maxim’s minimum order commitment for the time during which such reduction is in place.

4.2
Purchase Orders. MIPI will use reasonable efforts to provide Supplier with each Purchase Order in accordance with the Lead Time. A Purchase Order sent to Supplier by email, facsimile transmission or other electronic means shall constitute a writing for all legal purposes and, once accepted by Supplier, will be a binding commitment of Maxim to purchase, and Supplier to sell and supply, the Wafers ordered in such Purchase Order.

4.3
Acknowledgment. Within [***] of Supplier’s receipt of each Purchase Order, Supplier shall accept or reject the Purchase Order by signing and returning it to Maxim via return mail, email, confirmed facsimile, or other electronic means. [***] Supplier will provide FCD for each Deliverable specified in the Purchase Order.

4.4
During the transition period post-Closing, the current methodology implemented at the Plant on the date hereof will be maintained including planning, wafer starts plan and delivery. Maxim will provide a blanket PO that will reflect the wafers start plan and the Supplier will issue invoices for aggregated wafers once a week. This will not change Maxim’s minimum purchase commitment and the supplier commitment to delivery as set forth in Sections 4.1 and 8.3. The Parties will make their best efforts to implement a commercial system that will enable the procedure defined in Sections 4.1, 4.2, 4.3 above.

4.5
Before the [***] of the Closing Date, the Parties will review their procedures with respect to forecasts, issuance of Purchase Orders, acknowledgement and general course of business. The Parties may mutually revise the procedures set forth herein in order to allow the Plant to ramp products of other customers.

4.6	Disruption of Production. For the quantity of Wafers consistent with the Minimum Quantities:

(i)	[***] Maxim’s Purchase Orders shall be fulfilled in accordance with the Manufacturing Cycle Time requirements, and

(ii)	Supplier shall [***] allow [***] production or delivery of Deliverables for Maxim in accordance with the relevant Manufacturing Requirements.

4.7
Request for Production Holds. So long as Maxim continues to fulfill its take or pay obligations per Section 8.3 (unless Supplier breaches its minimum supply obligation hereunder), and without derogating from such take or pay and such minimum supply obligations:

4.7.1
Supplier agrees to hold production of Deliverables in process for a maximum period of [***] at Maxim’s request for Deliverables that have not been fully verified. Supplier agrees to hold lots for engineering reasons for a period of [***] free of charge.

4.7.2	Requests to hold lots for engineering reasons for a period of more than [***] will be handled pursuant to the Purchase Order cancellation provisions set forth in Section 4.7.1.

4.8
Purchase Order Changes. So long as Maxim continues to fulfill its take or pay obligations per Section 8.3 (unless Supplier breaches its minimum supply obligation hereunder), and without derogating from such take or pay and such minimum supply obligations:

4.8.1
Early Cancellation. Maxim may cancel any Purchase Order at any time prior to Wafer lot start date, and shall reimburse Supplier for the actual price paid by Supplier for any unique materials that Supplier shows through written documentation to have procured especially and only for Maxim and to not be reasonably usable by Supplier otherwise, including, without limitation, for Manufacturing Wafers for Maxim under other Purchase Orders. If Maxim cancels after the Wafer lot start date, Maxim shall pay Supplier a cancellation charge based upon mask layers completed at the time of receipt of the cancellation notice plus the substrate cost actually incurred by Supplier therefor.

4.8.2
Reschedule Purchase Order. Maxim shall have the right to reschedule any Purchase Order by up to [***] from the FCD (in case of metal mask revision, it could be up to [***] if such rescheduling request is provided to Supplier in writing more than [***] prior to the Delivery Date for any such Purchase Order.

4.9 Electronic Communication. Supplier agrees that the Parties will use electronic means to provide and receive communications relating to this Agreement, including without limitation, purchase orders, invoices, and inventory reporting. Supplier agrees that it will complete Maxim’s EDI Trading Partner Agreement and other documents as reasonably requested by Maxim to enable electronic data exchanges between the Parties. The Parties shall be responsible for their own costs relating to setting up and maintaining such electronic data exchanges.

5	DELIVERY, TITLE AND RISK OF LOSS.

5.1
Risk of Loss. All Deliverables shall be delivered ExWorks (Incoterms 2010) the Plant, and title to and all risk of damage or loss to the Deliverables will pass to Maxim upon delivery to Maxim’s carrier at an industry-standard loading dock permitting reasonable loading of the Wafers at the Plant’s gate upon such carrier’s arrival during normal business hours at the Plant.

5.2	Delivery Schedule. Delivery shall conform to the FCD for each Purchase Order. [***].

6	PACKING AND SHIPMENT.

Deliverables will be shipped as specified on the applicable Purchase Order. Supplier will package and label Deliverables, prepare a packing list for a shipment of Deliverables, and have copies of such packing list be sent to Maxim via electronic transmission, together with the invoice, as well as accompany such shipment, all as and to the same extent as is generally done at the Plant immediately before the Closing Date. Supplier shall: (i) arrange for shipping taking into account the Delivery Date; and (ii) issue shipping documentation with the address as to where to ship the Deliverables as specified in the applicable Purchase Order.

7	INSPECTION AND ACCEPTANCE.

7.1
Deliverable Inspection. Maxim shall have the right to inspect Deliverables at any time for a period of [***] following Delivery (the “Inspection Period”). Supplier will reasonably assist in such inspection and testing. If written acceptance or rejection is not received by Supplier for any Deliverables within the Inspection Period, Maxim shall be deemed to have accepted such Deliverables on the [***] following Delivery, without limiting any rights and remedies of Maxim for any defects, whether known or unknown (“Final Acceptance”).

7.2	Repeat Non-Conformance. If Maxim elects to receive a replacement or modified Deliverable, the procedure specified in Sections 7.1 and 11.1 shall apply to such replaced or modified Deliverable. [***].

7.3
Epidemic Defects. For the purposes of this Agreement, an “Epidemic Defect” will be considered to exist when [***] of the Wafer Population (as defined below), or [***], whichever is greater, exhibits a substantially similar failure that is shown through root cause analysis to have been based on the same failure that is attributable to Supplier that is due to one or more similar material defects in materials and/or workmanship, product recalls or safety defects.  “Wafer Population” shall mean production Wafers that are fabricated in the same technology node during any [***]. If at any time during the Term and directly attributable to Supplier, an Epidemic Defect occurs, then, in addition to the remedies set forth in Sections 7.1 and 7.2 and subject to any other rights or remedies under this Agreement, Supplier shall, within [***] of Maxim notifying Supplier of such Epidemic Defect, provide a plan of action to correct such Epidemic Defect (the “Plan of Action”), which shall include [***]. Maxim shall then accept or reject such Plan of Action and in the case of rejection, shall provide a reasonably detailed explanation for such rejection. Maxim may not unreasonably reject the Plan of Action. If Maxim accepts the Plan of Action, Supplier shall carry out such Plan of Action. If Maxim rejects such Plan of Action, the Parties shall define a joint Plan of Action together. The Parties agrees that [***]. Supplier and Maxim will engage in good-faith discussions regarding any Epidemic Defects. [***].

7.4
Process Control Information. Upon Maxim’s written request, to the extent feasible based on the existing systems and database, Supplier shall provide to Maxim process control information reasonably related to the Deliverables and/or the Services, including process and electrical test yield results, current process specifications, calibration schedules and logs for equipment, environmental monitor information for air, gases and DI water, documentation of operator qualification and training, documentation of traceability, process verification information, trouble reports and other data, documentation and information reasonably requested by Maxim.

8	PRICE; PAYMENT.

8.1	Pricing.

8.1.1	During the Term, Supplier shall supply any Wafers to Maxim under this Agreement at a price [***] (the “Price”) [***].

8.1.2
The Price excludes any and all applicable sales, use, value added, excise and/or withholding taxes. Supplier shall receive a current resale certification applicable to the Wafers to be supplied hereunder. To the extent actually collected in connection with any transaction hereunder, all such taxes, fees and other charges shall be paid by Maxim to the relevant authorities by the Party obligated to pay such tax under applicable law. The Price and the compensation for silicon raw material [***] is and shall be Supplier’s sole consideration under this Agreement for any Wafers. [***]. Maxim shall provide the Supplier with special materials required for the Manufacturing of Wafers, including [***] for the amount in excess of historic usage.

8.1.3
All Prices under this Agreement are, and shall be invoiced and paid in, U.S. dollars. If and to the extent that Maxim requests Services other than Manufacturing from Supplier (e.g., tapeout, engineering experiments, design, and other NRE services), and the Parties agree on the provision of such Services and the compensation therefor in a written agreement signed by each Party through its authorized representative, the agreed-upon compensation for such Services are in addition to the Price, and in addition to Maxim’s take or pay obligation set forth in this Agreement.

8.2	[***].

8.3	Take-or-Pay Agreement.

8.3.1
Starting on the later of (i) January 1, 2016 or (ii) Closing Date, as long as Supplier materially meets its obligations to deliver Wafers (with “materially” meaning that, during a calendar quarter, Supplier would not materially meet its obligations if [***] to be delivered by Supplier to Maxim under this Agreement during such calendar quarter is not delivered) (so long as such non-delivery is not due to Maxim’s fault)) in the amount purchased by MIPI in accordance with Parties’ obligations under Section 4.1, Maxim shall purchase from Supplier quantities of Wafers based on the quantity of Moves in accordance with the minimum order obligation under Section 4.1 and pay to Supplier, during a given calendar year, [***].

8.3.2
In the event that the Closing Date will be after January 1, 2016, the Quarterly Minimum Payments, and Maxim’s take or pay obligation under this Section 8.3, will be prorated for the time between January 1, 2016 and the Closing Date. In the event Supplier manufactures Moves within [***] its minimum supply obligation under Section 4.1 during a calendar quarter, Maxim’s take or pay obligations on an annual basis as set forth in Section 8.3 below shall remain unchanged and stay in effect, [***].

8.3.3
The minimum quantities of Wafers to be purchased by MIPI during each calendar quarter of a given year shall be that quantity corresponding to [***] (the “Quarterly Minimum Quantity”), except that, if Maxim actually purchases during any calendar quarter of a given year [***], the Quarterly Minimum Quantity, Maxim shall pay the full Quarterly Minimum Payment, provided that, [***], subject to Maxim complying with its annual obligations under the take or pay agreement in this Agreement to order Wafers corresponding to the aggregate quantity of Moves for such calendar year [***]. For clarification, in case there is a quarter which is [***], however, during said calendar year, no additional quarter will be [***].

8.3.4
If Maxim purchases and is supplied Wafers during any calendar quarter in a given year in such quantity corresponding to Moves that exceed the Quarterly Minimum Quantity for such calendar quarter (the difference between the quantity of such Moves and the Quarterly Minimum Quantity for such calendar quarter being referred to herein as “Excess Overload Quantity”, and Excess Overload Quantity

multiplied by the Price-per-Move applicable to such calendar quarter being referred to herein as “Excess Overload Payment”), Maxim shall pay for the Price for the supplied Wafers [***].

8.3.5
If Maxim purchases and is supplied Wafers during any calendar quarter in a given year in such quantity corresponding to Moves that is less than the Quarterly Minimum Quantity for such calendar quarter (the difference between the quantity of such Moves and the Quarterly Minimum Quantity for such calendar quarter being referred to herein as “Excess Underload Quantity”, and Excess Underload Quantity multiplied by the Price-per-Move applicable to such calendar quarter being referred to herein as “Excess Underload Payment”), Maxim shall pay the Quarterly Minimum Payment owed under this Agreement for such calendar quarter [***].

8.3.6
Notwithstanding the foregoing, as long as Supplier materially meets its obligation to deliver purchased Wafers in no less than quantities ordered by MIPI from Supplier in accordance with the minimum supply obligation under Section 4.1 and the Manufacturing Requirements, Maxim must comply with the payment obligation under the terms of the take or pay agreement herein during each year equal to the applicable Quarterly Minimum Payment multiplied by four (4), and in the event that any amount of such payment owed is not satisfied, Maxim shall pay the deficit amount to Supplier within thirty (30) days of issuance of the relevant invoice therefor.

8.3.7	[***].

8.3.8
Notwithstanding the foregoing of this Section 8.3 and Section 3.4, if the average cycle time (over a calendar quarter) in the Term exceeds the average cycle time at the Plant before the Closing Date [***], the Quarterly Minimum Payments, and the take or pay obligation, of Maxim for each such calendar quarter will be [***] that is [***], without prejudice to other rights and remedies. [***].

8.3.9
Nothing in this Section 8.3 or in Section 4.1 shall affect any right or remedy of Maxim in the event of Supplier’s failure to deliver any ordered Wafers or Supplier’s delivery of any defective Wafers or any other breach of this Agreement by Supplier.

8.3.10
Nothing in this Section 8.3 or otherwise in this Agreement shall obligate Maxim to purchase or take receipt of any Wafers not ordered by Maxim in any Purchase Order to Supplier, without limiting Maxim’s obligation to pay the amounts owed and due under the take or pay agreement in this Section 8.3.

8.4 Payment Terms. Supplier shall submit any invoice for any Wafers ordered by Maxim upon Delivery of such Wafers to Maxim or for the take or pay obligation under Section 8.3 when it accrues. Maxim will pay all invoices within [***] from the date of issuance of a valid invoice by Supplier for such amounts.

8.5 Pricing [***]. After the [***] of this Agreement, in the event that Maxim believes that the prevailing market rate for the Price-per-Move is [***], the Parties agree to discuss in good faith to [***].

8.6 [***].

9	SERVICES.

9.1
General Support. During the Term, and at no additional cost to Maxim, Supplier shall provide Maxim with reasonable technical support, including by telephone and email, to answer questions and diagnose problems relating to the Wafer. In the event that Supplier needs to send a support technician to Maxim’s facility, if reasonably required, in connection with its support obligation under this Section 9.1, Maxim will reimburse Supplier for all reasonable costs and expenses actually incurred by Supplier in connection therewith, provided that such costs and expenses are preapproved by Maxim in writing.

9.2
Information Delivery. Supplier shall keep Maxim apprised of the status of the development work that is part of any Services on an ongoing basis during project review meetings held on a schedule to be agreed upon by the Parties from time to time, and in any event at least once every month.

9.3	Resources. Supplier agrees to commit the resources and employees necessary to fulfill its obligations under this Agreement.

10	RECORDS; AUDIT.

Supplier shall maintain complete and accurate records relating to the Deliverables and Services, including all manufacturing, quality and reliability records, Required Regulations, licenses, permits and approvals, invoices, payments and pricing information and documents for [***] (the “Audit Period”). All accounting records shall be maintained in accordance with generally accepted accounting principles, consistently applied. During the Audit Period, Maxim, or its designee, shall have the right to conduct, at its own expense and upon [***] prior written notice to Supplier, periodic audits of such records and/or Plant to the reasonable extent to verify Supplier’s compliance with its obligations under this Agreement. All information obtained during such audit shall be considered to be Confidential Information of Supplier and subject to the confidentiality restrictions set forth in Section 17.

11	WARRANTIES; NON-CONFORMING WAFERS.

11.1	Statement of Warranties.

11.1.1
Supplier warrants to Maxim that for [***] beginning on the date of Final Acceptance of the applicable Deliverable (the “Warranty Period”), the Deliverables [***] (i) shall conform to the Specifications, including any Acceptance Criteria, and (ii) be free from defects in material or workmanship, provided that [***] the Wafers shall be stored in a controlled environment. Any Deliverable not in conformance with such warranty (a “Non-conforming Deliverable”) may be requested to be returned to Supplier by providing written notice to Supplier (a “Defect Notice”). Supplier shall verify such non-conformance in collaboration with Maxim. Maxim will return the Non-conforming Deliverable upon Supplier’s request [***] or, if Supplier agrees in advance, Maxim will provide a certificate certifying the destruction of such Non-conforming Deliverable. Within [***] of receiving a Non-conforming Deliverable with a Defect Notice and additional relevant lead time, provided that the non-conformance is agreed to be related to Supplier, Supplier shall replace the non-conforming Deliverable with a conforming one of such Deliverable. If Supplier fails to do so, Supplier shall credit Maxim’s account for the Price of the Non-conforming Deliverable.

11.1.2
Supplier warrants to Maxim that all Services will be performed in accordance with the Specifications, this Agreement and applicable Schedules and professional standards. If any Service is found non-conforming to said warranty, Maxim shall notify Supplier of the defective Service, and Supplier, at its sole expense, shall re-perform the Service so as to correct such defect within the lead times agreed-upon in this Agreement free of charge to Maxim.

11.1.3	Supplier further warrants to Maxim that title to each Deliverable delivered to Maxim, or its designated common carrier, shall pass to Maxim free and clear of any liens or encumbrances.

11.2
Latent Defects. If during the Warranty Period, Maxim determines that a Latent Defect exists in a Wafer that results in such Wafer being a Non-conforming Deliverable, Maxim will notify Supplier of such defect in writing, and the procedure and provisions set forth in Section 11.1 will apply. Supplier will replace the Wafers having such Latent Defect within the lead times agreed-upon in this Agreement free of charge to Maxim.

11.3
Limitation of Liability. SUPPLIER’S TOTAL LIABILITY FOR ALL CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT [***], THE MANUFACTURE, SALE, STORAGE, DELIVERY OR USE OF ANY PRODUCTS OR ANY TRANSACTION OR SERIES OF TRANSACTIONS BETWEEN MAXIM AND SUPPLIER UNDER THIS AGREEMENT, REGARDLESS OF THE LEGAL THEORY UNDERLYING SUCH CLAIMS, SHALL BE LIMITED TO (AT SUPPLIERS’ SOLE CHOICE) [***]. WITHOUT LIMITING THE PREVIOUS SENTENCE, IN NO EVENT SHALL SUPPLIER’S LIABILITY [***].

11.4	MAXIM’S TOTAL LIABILITY FOR ALL CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT [***].

11.5	FOR THE AVOIDANCE OF DOUBT, THE LIMITATIONS OF LIABILITY HEREIN SHALL APPLY FOR LIABILITY [***].

12	OTHER WARRANTIES & REPRESENTATIONS; COVENANTS.

12.1	Supplier Warranties. Supplier hereby also warrants, represents and covenants to Maxim all of the following:

12.1.1
(i) Supplier is and shall remain a corporation duly organized, validly existing and in good standing under the laws of Delaware with all necessary authority to conduct its business and perform this Agreement; (ii) the individual executing this Agreement is an authorized representative of Supplier with the power to bind Supplier to this Agreement; and (iii) no bankruptcy or insolvency proceeding has been instituted by or against Supplier, and no receiver has been appointed for all or any portion of Supplier’s assets.

12.1.2
Nothing in this Agreement, nor the performance by Supplier of this Agreement, does or will: (i) contravene any provision of Supplier’s organizational documents; or (ii) conflict with any obligation by which Supplier is bound.

12.2	Maxim Warranties. Maxim hereby warrants, represents and covenants to Supplier all of the following:

12.2.1
(i) Maxim US is and shall remain a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, USA, with all necessary corporate power and authority to conduct its business and duly qualified to transact business and perform this Agreement to the full extent contemplated herein; (ii) the individual executing this Agreement is an authorized representative of Maxim US with the power to bind Maxim US to this Agreement; and (iii) no bankruptcy or insolvency proceeding has been instituted by or against Maxim US, and no receiver has been appointed for all or any portion of Maxim US’s assets.

12.2.2
(i) MIPI is and shall remain a corporation, duly organized, validly existing and in good standing under the laws of Ireland, with all necessary corporate power and authority to conduct its business and duly qualified to transact business and perform this Agreement to the full extent contemplated herein; (ii) the individual executing this Agreement is an authorized representative of MIPI with the power to bind MIPI to this Agreement; and (iii) no bankruptcy or insolvency proceeding has been instituted by or against MIPI, and no receiver has been appointed for all or any portion of MIPI’s assets.

12.2.3
Nothing in this Agreement, nor the performance by Maxim or MIPI of this Agreement, does or will: (i) contravene any provision of Maxim’s or MIPI’s organizational documents, respectively; or (ii) conflict with any obligation by which each is bound.

12.2.4
Maxim has the full right and authority to grant the license granted by Maxim to Supplier, and Maxim has not, and will not, grant any right to any third party which would conflict with the rights granted to Supplier.

12.2.5	The Supplier Quality Manual [***] has complied with all Applicable Laws, and is the standard practice at the Plant for at least six (6) months prior to the Closing Date.

12.3	[***].

13	COMPLIANCE.

13.1
Regulatory Compliance. Supplier hereby warrants that the Deliverables will be Regulatory Compliant and will comply with all international environmental standards and regulations, including RoHS (Reduction of Hazardous Substances) and WEEE (Waste Electrical and Electronic Equipment), and Supplier will comply with all Applicable Laws in the implementation of this Agreement. Supplier will comply with the Supplier Quality Manual [***]. Supplier will complete such regulatory and other compliance related forms, questionnaires, certifications and other documents as reasonably requested by Maxim.

13.2 Government Approval and Registration. Each Party agrees to take all necessary steps to gain government approval applicable to such Party’s obligations under this Agreement at its own expense. If any approval or registration of this Agreement (the “Required Registrations”) shall be required by a Party with regard to the obligations of such Party under this Agreement, either initially or at any time during the Term, in order to give this Agreement legal effect in applicable jurisdictions, including, without limitation, the United States and Israel, such Party agrees, at its expense, to take whatever steps may be necessary to secure such Required Registration, immediately and prior to commencing any activities that are subject to such approval or registration. The other Party shall provide the required Party all reasonable assistance, at its own expense, to comply with all the regulations and acquire all Required Registrations.

13.3
Export Controls. Each Party will inform the other Party in writing in advance of furnishing to the other Party of any specific product, information or technology which is subject to any export controls promulgated by any applicable government (including, without limitation, the United States government or any agency thereof). For the avoidance of doubt, the Maxim Technology is subject to such export controls. Upon such notification, the receiving Parties:

13.3.1
Shall not, directly or indirectly, export or re-export, or knowingly permit the export or re-export of, the Deliverables, any technical information or any component thereof, or any other items, to any country for which the U.S. Department of Commerce Export Administration Regulations (EAR), U.S. Department of State International Traffic in Arms Regulations (ITAR) or any regulation thereunder, or any other similar law or regulation of United Sates and Israel, requiring an export license or other United States governmental approval, unless the appropriate export license or approval has first been obtained.

13.3.2
Supplier agrees to provide such information, assurances, documentation or take such other steps as reasonably necessary to assist Maxim in obtaining any export licenses, including, but not limited to, if appropriate, execution of end-user certifications, document marking, and supplemental agreements with respect to control and handling of export controlled technology.

13.3.3
In compliance with U.S. regulations regarding Technology and Software under Restriction, subject to and upon Maxim’s reasonable direction and information, Supplier hereby agrees that, without express approval of Maxim (pursuant to issuance of an export license from the Bureau of Industry and Security), Supplier will not reexport or release any Technology, direct product of the Technology, software, or source code related to the Technology provided by Maxim to Supplier to a national of a country specified in Country Groups D:1 or E:2 as set forth in 15 C.F.R. Part 740, Supplement No. 1 and as amended.

13.3.4
None of the Parties shall have any responsibility for delayed delivery or non-delivery resulting from (i) any governmental action under U.S. or other applicable law suspending or revoking a necessary export license or authorization, or (ii) a failure to obtain and maintain all necessary export licenses for the goods to be shipped hereunder. The obligations of the Parties under this Section 13.3 shall be perpetual and shall not terminate upon expiration or termination of this Agreement.

13.4 Compliance with Anti-Corruption and Anti-Boycott Laws and Ethical Practices. Neither Party will engage in corrupt practices, including public or private bribery or kickbacks, or act in any way or take any action that will render the other Party liable for a violation of the U.S. Foreign Corrupt Practices Act or U.K. Bribery Act or similar anti-corruption legislation, which prohibits the offering, giving or promising to offer or give, directly or indirectly, money or anything of value to any official of a government, political party or instrumentality, to assist either Party in obtaining or retaining business or in carrying out its obligations hereunder.  In addition, neither Party will, directly or indirectly, take any action that would cause the other Party to be in violation of United States anti-boycott laws under the United States Export Administration Act or the United States Internal Revenue Code, or any regulation thereunder. Each Party will complete such anti-bribery, anti-boycott, regulatory and other compliance related forms, questionnaires, certifications and other documents as reasonably requested by the other Party.  Furthermore, neither Party will do business with any entity or person that the other Party believes has engaged in unethical practices.  Each Party expects the other Party to abide by this policy and to conduct its business with the highest ethical standards and not to engage in any activity that results or may result in a conflict of interest, embarrass the other Party, or harm the other Party’s reputation.

14	INTELLECTUAL PROPERTY OWNERSHIP.

14.1
Intellectual Property. Maxim solely owns, and shall solely retain, all rights, title, and interest in and to all Maxim Technology, all Maxim Technology Improvements, and all IP Rights in and to any Maxim Technology and/or Maxim Technology Improvements (the foregoing individually and collectively, the “Maxim IP”). Supplier shall retain all rights, title and interest in and to the Supplier Technology, the Supplier Technology Improvements and all IP Rights in and to any Supplier Technology and/or Supplier Technology Improvements.

14.2
Maxim Technology Improvements. Maxim shall solely own all Derivations to or from or based on any Maxim Technology (“Maxim Technology Improvements”) and all IP Rights therein and thereto. [***]; its being expressly intended that Maxim shall be the sole owner of all Maxim Technology and Maxim Technology Improvements and all IP Rights therein and thereto. To the maximum extent allowed by Applicable Laws, without limiting the other provisions in this Section 14, all works of authorship and other applicable works developed under this Agreement [***] or upon order for Maxim shall be considered a work-made-for-hire by [***] for Maxim under United States copyright law and Maxim shall own all rights therein.

14.3
Supplier Technology Improvements. Supplier shall own all Derivations to or from or based on Supplier Technology that are neither Maxim Technology nor Maxim Technology Improvements (“Supplier Technology Improvements”) and all IP Rights in to and to such Supplier Technology Improvements.

14.4
Transferred IP. In the event that any intellectual property is created by Supplier during the performance of Services exclusively or upon order for Maxim other than Manufacturing, Supplier hereby agrees to promptly disclose to Maxim any such intellectual property other than a Maxim Technology Improvement (“Transferred IP”), and hereby irrevocably assigns, transfers, and conveys all of its rights, title, and interest in and to the Transferred IP, and all IP Rights therein and thereto, to Maxim [***]. Upon such assignment of all rights, title, and interest in and to the Transferred IP, Maxim shall grant Supplier a perpetual, irrevocable, nonexclusive, royalty-free license to use all such Transferred IP with no limitations. In the event Supplier designs, develops, authors, creates, or acquires any intellectual property that is neither a Maxim Technology Improvement nor a Transferred IP, it and all IP Rights therein shall be solely owned by Supplier.

14.5
Ownership of Third Party Materials. Maxim may provide to Supplier certain Technology or intellectual property that is owned by third parties and licensed to Maxim (the “Third Party Intellectual Property”). Notwithstanding anything express or implied in this Agreement, such third party owners shall retain all rights, title and interest in and to such Third Party Intellectual Property including all underlying IP Rights. MAXIM DOES NOT MAKE, AND EXPRESSLY DISCLAIMS, ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, RELATED TO ANY INTELLECTUAL PROPERTY, TECHNOLOGY OR INFORMATION PROVIDED BY OR OWNED BY ANY THIRD PARTY.

14.6
Further Assistance. The Parties agree to execute all applications, assignments or other documents of any kind and take all other legally necessary steps under the law of any applicable jurisdiction including the United States, Israel, or any treaty regime, at the expense of the requesting party, in order to apply for, obtain, protect, perfect or enforce the requesting Party’s rights, title, and interest in the requesting Party’s intellectual property as specified herein.

14.7
Reservation of Rights. Maxim does not, and nothing in this Agreement or the Asset Purchase Agreement shall be interpreted that Maxim does, transfer, assign, convey, or grant any right, title, interest, license (except solely for and to the extent of the express limited licenses in Section 15), lien, or encumbrance in or to any Maxim IP to Supplier or any third party under or in connection with this Agreement or the Asset Purchase Agreement or any performance hereunder or thereunder. Neither the delivery of any Maxim Technology, Maxim Technology Improvements, or other Maxim intellectual property, nor any provision of this Agreement or the Asset Purchase Agreement, shall be construed to grant to Supplier either expressly, by implication or otherwise, any license under any IP Rights of Maxim other than the extent of the limited licenses granted in Section 15. Supplier shall not challenge Maxim’s sole ownership of or claim any ownership right to, or assert or seek to invalidate or make unenforceable any IP Rights in, or any ownership or other proprietary rights of Maxim in, any of the Maxim Technology, the Maxim Technology Improvements, or in any element, derivation, adaptation or variation thereof, or any IP Right in or to any of the foregoing. If and to the extent that Supplier or any of its employees or any of its contractors under this Agreement owns or holds any right, title, interest, license (other than to the extent of the express limited licenses to Supplier in Section 15), lien, or encumbrance, or any contractual or other right of any kind thereto, in or to any Maxim IP, Supplier hereby assigns, transfers, and conveys, and shall cause such employees and contractors to assign, transfer, and convey, to Maxim all such rights, title, interest, licenses, lien, or encumbrance, or such contractual or other right [***] effective immediately.

14.8
Trademarks. Each Party hereby agrees that it shall not use or seek to register anywhere in the world any of the other Party’s trademarks, logos, trade names, service marks or service names, URLs, e-mail addresses, domain names or business names used or owned by such Party or any of its affiliates (the “Trademarks”), or any other name, symbol or mark confusingly similar to any Trademark, for any purpose, whether in the Party’s

URL, name, internet address or site, business card or other means of identification. Each Party expressly agrees not to challenge the ownership or validity of any of the other Party’s Trademarks.

15	MAXIM TECHNOLOGY LICENSES.

15.1	Licensed Technology. Maxim represents that the Licensed Technology required for the Manufacture of Wafers under this Agreement is already, in its entirety, located and existing at the Plant.

15.2
License to Maxim-Designated Licensed Technology. Subject to the terms of this Agreement, Maxim hereby grants to Supplier, during the Term, a non-exclusive, royalty-free and fully paid-up, non-assignable, non-transferable, indivisible, limited right and license (with no right to sublicense or grant the right to sublicense, directly or indirectly) to use the Maxim-Designated Licensed Technology [***] during the Term and solely for the limited purpose of Manufacturing and supplying the Deliverables to Maxim pursuant to this Agreement, but not for any other purpose, including, without limitation, any Fabrication for any person other than Maxim.

15.3	License to Operational Licensed Technology and Licensed Software.

15.3.1
Subject to the terms of this Agreement, Maxim hereby grants to Supplier, during the Term, except solely as stated in Section 15.3.2, a non-exclusive, royalty-free and fully paid-up, non-assignable, non-transferable, indivisible, limited right and license (with no right to sublicense or grant the right to sublicense, directly or indirectly) to use the Operational Licensed Technology and the Licensed Software [***] solely for, and as necessary for, Manufacturing and supplying the Deliverables to Maxim pursuant to this Agreement or for other Fabrication of integrated circuits on silicon or other semiconductor material [***] for other customers.

15.3.2
The license under Section 15.3.1 to Operational Licensed Technology and Licensed Software will survive the end of the Term in the event of expiration of this Agreement, an early termination by Maxim under Section 16.2(i) or early termination by Supplier under Section 16.3. Such license shall terminate only if Maxim terminates this Agreement under Section 16.2(ii) or Section 16.3.

15.4
Limitations. Supplier shall not (i) alter, modify, translate or adapt any Maxim Technology or create any Derivations therefrom or use any Maxim Technology for any development, design, or research purposes or activities, other than solely as necessary for the Manufacture of Wafers hereunder (for Maxim Technology); (ii) reproduce or duplicate any Maxim Technology without the prior written consent of Maxim; (iii) assign, sublicense or otherwise transfer any of the Maxim Technology; (iv) use the Maxim Technology, except as specifically licensed in this Agreement; (v) use the Licensed Technology for any purpose, other than the purpose as set forth therefor in Section 15.2 (for Maxim-Designated Licensed Technology) or Section 15.3 (for Operational Licensed Technology and Licensed Software) (the “Purpose”); (vi) de-compile, reverse engineer, disassemble or otherwise seek to reveal the trade secrets or know-how underlying any Maxim Technology; (vii) combine any Maxim Technology with any other Technology, except as necessary for the Manufacturing (for Maxim-Designated Licensed Technology or Operational Licensed Technology or Licensed Software) or other Fabrication (for Operational Licensed Technology or Licensed Software only); or (viii) disclose the Maxim Technology, or any underlying IP Rights therein or component thereof, to any third party.

15.5
Proprietary Notices. Supplier shall fully reproduce on each Deliverable any and all copyright, patent and other proprietary right notices provided by Maxim and not remove any proprietary notices, markings or other legends from the Maxim Technology or any accompanying documentation.

16	TERM.

16.1
Term. Subject to an earlier termination of this Agreement under Sections 16.2, 16.3, or 16.4, this Agreement shall commence upon the Closing Date and continue for a period of [***] (the “Initial Term”) and automatically renew for consecutive [***] terms on the same terms and conditions that apply to the last year of the relevant Term (each, a “Renewal Term”) at the end of the Initial Term or any Renewal Term, unless each Party gives the other Party a written notice of termination of this Agreement at least [***] before the end of the Initial Term or any Renewal Term.

16.2
Termination for Convenience. Maxim may terminate this Agreement: (i) at any time for convenience upon [***] prior written notice of termination to Supplier, or (ii) by written notice of termination to Supplier upon a

Change Event (as defined in the Asset Purchase Agreement), in which case Maxim’s take or pay obligations under Section 8.3 shall be fulfilled by Maxim until the effective date of such termination under the terms of this Agreement under either (i) or (ii) above, and subject to and without limiting Maxim’s right of first offer under the Asset Purchase Agreement.

16.3
Termination for Cause. Either Party may terminate this Agreement by written notice of termination to the other Party upon (i) a material breach of this Agreement of such other Party that is: (aa) if such other Party is (A) Maxim, solely Maxim’s non-payment to Supplier of any material amount owed and due under this Agreement to Supplier, or (B) Supplier, solely the material non-delivery or material non-conforming delivery of Wafers (with “material” meaning that [***] or more of Wafers to be delivered by Supplier to Maxim under this Agreement during a calendar year are not delivered due to Supplier’s fault), and (bb) reasonably identified in such notice of termination, which termination shall be effective at the end of sixty (60) days from such notice unless such material breach is cured before the end of such sixty (60)-day period; (ii) effective immediately upon a material breach of Sections 14 (“Intellectual Property Ownership”), 15 (“Licenses”), or 17 (“Confidential Information”) by such other Party, provided, however, that in the event that Maxim continues to make the minimum payments owed by Maxim under the take or pay obligations under Section 8.3, Supplier may not terminate this Agreement pursuant to this Section 16.3; or (iii) such other Party (a) becomes insolvent; (b) admits in writing its insolvency or inability to pay its debts or perform its obligations as they mature; or (c) makes an assignment of all or substantially all of its assets for the benefit of creditors. Termination of this Agreement by a Party shall not limit or restrict any right of such Party to damages or other remedy. Notwithstanding to the contrary, the Parties agree that termination of this Agreement shall be the last resort in the event of any of the foregoing events and that, prior to a Party’s giving any written notice of termination under this Section 16.3, the Parties shall, in good faith, discuss the reason for such potential termination and seek to resolve such reason without termination.

16.4	Effect of Termination. Upon any termination or expiration of this Agreement for any reason:

16.4.1
Confidential Information. Each Recipient (as defined below) agrees to return to Discloser (as defined below) or destroy all tangible items then in its possession or under its control constituting or containing the Confidential Information of Discloser, including any and all copies thereof.

16.4.2
Inventory. Maxim shall purchase Wafers Manufactured by Supplier pursuant to confirmed Purchase Orders that are either finished goods or work-in-progress prior to the termination or expiration date hereof.

16.4.3
Licenses. The licenses granted herein shall terminate and expire immediately on, and shall not survive, the termination or expiration of this Agreement for any reason, except for the licenses granted in Section 14.2 and in Section 15.3 only if and as stated therein.

16.4.4
Transitional Cooperation. Supplier agrees to provide to Maxim or its designee, all reasonable cooperation and assistance, for a period of up to [***] following the date of expiration or termination of this Agreement in order to facilitate Maxim’s transition to a new supplier.

16.4.5
Survival. Sections 1 (“Exhibit”), 2 (“Definition”), 4.4 (“Disruption of Production”), 4.6 (“Purchase Order Changes”), 7 (“Inspection and Acceptance”), 8 (“Price; Payment”), 10 (“Records; Audit”), 11 (“Product Warranties; Non-Conforming Products”), 13 (“Compliance”), 14 (“Intellectual Property Ownership”), 15.3.1 (“License to Operational Licensed Technology and Licensed Software”) only if and as stated in Section 15.3.2, 17 (“Confidential Information”), 18 (“Indemnification”), and 20 (“Miscellaneous”), and this Section 16.5, shall survive the expiration or termination of this Agreement for any reason.

17	CONFIDENTIAL INFORMATION.

17.1
Confidential Information. In connection with this Agreement, the Parties may disclose to each other certain confidential and proprietary information (“Confidential Information”), and each Party recognizes the value and importance of the protection of the other’s Confidential Information. All Confidential Information of one Party (the “Discloser”) that is disclosed to the other Party (the “Recipient”) shall remain the sole property of Discloser (or its licensors), which shall own all rights (including, without limitation, IP Rights), title, and interest in and to Discloser’s Confidential Information. Only information which is identified as confidential pursuant to the next paragraph shall be deemed Confidential Information hereunder; except that: (i) Supplier acknowledges and agrees that (without limiting the generality of the foregoing) the Specifications, Maxim Technology, Maxim Technology Improvements, and all business, financial, customer or technical information disclosed by Maxim in connection with this Agreement, constitutes Maxim’s Confidential Information, which must be treated as such hereunder by Supplier, and (ii) Maxim acknowledges and agrees that the Supplier Technology, Supplier Technology Improvements, and all business, financial, customer, process or technical information disclosed by Supplier in connection with this Agreement, constitute Supplier’s Confidential Information, which must be treated as such by Maxim.

17.2
Identification. A Discloser may designate information as confidential by: (i) marking written information or other tangible media as “Confidential” or with a similar legend prior to disclosure; (ii) indicating in the visual display of information that such information is confidential; (iii) identifying oral information as confidential at the time of disclosure to Recipient; or (iv) notifying Recipient in writing prior to disclosure that certain specifically identified types of information are considered to be confidential.

17.3
Non-Disclosure. Each Recipient agrees that at all times, and notwithstanding the expiration or termination for any reason of this Agreement, it will hold in strict confidence and not disclose to any third party Discloser’s Confidential Information. Recipient will use the Confidential Information only for the purpose of performing its obligations under this Agreement, and not for any other purpose, whether for Recipient’s own benefit or the benefit of any third party. Without limiting the generality of the foregoing, each Recipient shall: (i) keep Discloser’s Confidential Information in a safe and secure location; and (ii) only permit access to Discloser’s Confidential Information to those of Recipient’s employees, authorized representatives, financial, accounting or legal advisors having a need to know and who, prior to obtaining such access, are bound by a written and legally enforceable confidentiality agreement with provisions to protect Discloser’s Confidential Information at least as restrictive as those contained herein. Each Recipient shall execute any documents and otherwise shall take all necessary steps to ensure that Discloser shall be able to enforce Discloser’s rights hereunder against Recipient, including its employees or representatives, under the laws of each jurisdiction in which Discloser’s Confidential Information is disclosed by Recipient. Recipient shall be liable for any breach of this Section 17 by Recipient’s employees or authorized representatives.

17.4	Notification. Recipient shall immediately notify Discloser upon discovery of any loss or unauthorized disclosure of Discloser’s Confidential Information.

17.5
Exceptions. Recipient’s obligations under this Agreement with respect to any portion of Discloser’s Confidential Information shall not apply to information that Recipient can prove: (i) is or subsequently becomes publicly available without breach of any obligation owed to Discloser; (ii) became known to Recipient prior to Discloser’s disclosure of such information to Recipient; (iii) became known to Recipient from a source other than Discloser, and without breach of any obligation of confidentiality owed to Discloser; (iv) is used by Recipient to the limited extent necessary to enforce any of its rights, claims or defenses under, or as otherwise contemplated in, this Agreement; or (v) is disclosed to comply with accounting, United States Securities and Exchange Commission (SEC) or any Applicable Law or was communicated in response to a valid order by a court or other governmental body, by subpoena, law or other such rules, or was necessary to establish the rights or obligations of either Party under this Agreement and such disclosure complies with the requirements set forth below.

17.6
Notification of Disclosure. If Recipient is required to disclose any of Discloser’s Confidential Information pursuant to Section 17.5, Recipient will promptly provide Discloser with written notice of the applicable subpoena or Applicable Law so that Discloser may seek a protective order or other appropriate remedy. The Recipient and its representatives will cooperate fully with Discloser to obtain any such protective order or other remedy. If Discloser elects not to seek, or is unsuccessful in obtaining, any such protective order or other remedy in connection with any requirement that Recipient disclose Confidential Information, then Recipient may disclose such Confidential Information only to the minimum extent required.

17.7
Reproduction and Ownership. Confidential Information shall not be reproduced or used in any form or for any purpose except as required to implement this Agreement. Any reproduction by Recipient of any of Discloser’s Confidential Information shall remain the property of Discloser and shall contain any and all confidential or proprietary notices or legends which appear on the original, unless otherwise authorized in writing by the other Party.

17.8
Enhanced Documentation Control System. The Parties will set up a document control system that will be treated as Confidential in nature. Maxim will have the option to define enhanced protection requirements to

Supplier for its most sensitive Maxim Technology, as may be feasible within said system’s limitations, and Maxim will bear all costs related to implementation of such enhanced protection requirements.

18	INDEMNIFICATION.

18.1
Indemnification by Supplier. Supplier agrees to indemnify, defend and hold Maxim, including its officers, directors and employees, harmless from and against, any and all claims, demands, suits, proceedings, judgments, awards, penalties, damages, liabilities, costs and other expenses (including legal and expert fees) finally awarded in a non-appealable judgment rendered by a court or administrative body, or agreed to in a written settlement signed by Supplier, solely arising out of or resulting from: (i) [***]; or (ii) any claim of direct infringement of any third party’s IP Right(s) by any use of any Supplier Technology, Supplier Technology Improvements, or Supplier’s IP Rights (other than any infringement related to the Maxim-Designated Technology and Maxim Technology Improvements and Operational Licensed Technology for which Maxim is liable for indemnity to Supplier under Section 18.2), all as specified in Section 11.3. Supplier will have full control over, and Maxim will cooperate with and provide all reasonable assistance (at Maxim’s expense) to support Supplier in the defense and settlement of the Claim. Maxim will notify Supplier of the Claim within three (3) business days of Maxim’s receipt of the Claim. Supplier will have no liability or obligation under this Section 18.1 with respect to any Claim to the extent it is (a) based upon the combination of Supplier or Maxim Technology with any parts, materials, components, products, processes, devices, hardware, or software provided by Maxim; (c) based upon any modification to or derivatives of the Supplier or Maxim Technology made by Maxim; (d) based upon third party parts, materials, components, products, processes, devices, hardware, or software; (e) based upon adherence or compliance by Supplier with specifications or instructions from Maxim; (f) based upon continuing infringement by Maxim after Supplier has provided Maxim with a non-infringing substitute for the accused Supplier or Maxim Technology, or (g) made in response to a claim, action, or threatened action by Maxim or on behalf of Maxim.

18.2
Indemnification by Maxim. Without limiting any of Maxim’s indemnification obligations under the Asset Purchase Agreement, Maxim agrees to indemnify, defend and hold Supplier harmless from and against, any and all settlement amounts, damages, costs, and other expenses finally awarded in a non-appealable judgment rendered by a court or administrative body, or agreed to in a written settlement signed by Maxim, solely arising out of or resulting from: (i) any claim of direct infringement of any third party’s IP Right(s) by any use of any (aa) Maxim-Designated Technology, and any Maxim Technology Improvements or (bb) any Operational Licensed Technology as provided by Maxim to Supplier if and to the extent, but only if and to the extent, such claim of infringement arises from any Wafer that Supplier made for and delivered to Maxim and not from any Wafer that Supplier made for itself or any of its Affiliates or made for or delivered to any third party, under this Agreement, or (ii) Maxim’s material breach of any of its obligations under this Agreement as specified in Section 11.4 (“Claim”). Maxim will have full control over, and Supplier will cooperate with and provide all reasonable assistance (at Supplier’s expense) to support Maxim in the defense and settlement of the Claim. Supplier will notify Maxim of the Claim within three (3) business days of Supplier’s receipt of the Claim. Maxim will have no liability or obligation under this Section 18.2 with respect to any Claim to the extent it is (a) based upon use of Maxim Technology or Maxim Technology Improvements (“Maxim Indemnified Technology”) outside the license thereto under Section 15.2 or the Purpose or in violation of this Agreement; (b) based upon the combination of Maxim Indemnified Technology with any parts, materials, components, products, processes, devices, hardware, or software not provided by Maxim; (c) based upon any modification to or derivatives of the Maxim Indemnified Technology not made by Maxim; (d) based upon third party parts, materials, components, products, processes, devices, hardware, or software; (e) based upon adherence or compliance by Maxim with specifications or instructions from Supplier; (f) based upon continuing infringement by Supplier after Maxim has provided Supplier with a non-infringing substitute for the accused Maxim Indemnified Technology, or (g) made in response to a claim, action, or threatened action by Supplier or on behalf of Supplier.

19	MISCELLANEOIUS.

19.1
Relationships. The relationship between the Parties under this Agreement is solely that of independent contractors, and neither Party is a partner, employer, employee, owner, agent, franchisor, franchisee, joint venturer or representative of the other Party. Neither Party is authorized or empowered to represent the other Party, nor to transact business, incur obligations or buy goods in the other Party’s name or for the other Party’s account. This Agreement does not constitute, and shall not be deemed to constitute, a joint venture or partnership between the Parties, and neither Party shall be deemed to be an agent of the other Party, or have authority to bind, obligate or make an agreement for the other Party.

19.2
Assignment. Neither Party may assign or delegate or subcontract, by operation of law or otherwise, any of its rights or obligations under this Agreement to any third party without the other Party’s prior written consent. Any such attempted assignment or delegation shall be null and void.

19.3	[***].

19.4
Non-Exclusivity. Nothing expressed or implied in this Agreement shall be deemed to restrict either Party’s right or ability, whether during the Term or any time thereafter, to (i) directly or indirectly sell, license, use, promote, market, exploit, develop or otherwise deal anywhere in any product of service of any kind; or (ii) enter into any business arrangement of whatever nature or description with any other entity in any location.

19.5
Governing Law; Jurisdiction. This Agreement shall be governed, construed and enforced, in all respects, solely and exclusively by the laws of California, United States of America, without giving effect to its conflict of laws principles. The applicability of the UN Convention on Contracts for the International Sale of Goods is expressly waived by the Parties and does not apply to the interpretation or enforcement of this Agreement. If there is a dispute between the Parties, the Parties agree that they will first attempt to resolve the dispute through one senior management member of each Party named as a representative of the Party to resolve the dispute.  If they are unable to do so within sixty (60) days after the complaining Party’s written notice to the other Party, either Party may commence litigation in the exclusive jurisdiction and venue of a court of competent jurisdiction in Santa Clara County, California, United States of America. Each Party hereby (i) agrees to submit to the exclusive jurisdiction of such court, (ii) agrees to appear in any such action, (iii) consents to the jurisdiction and venue of such court and (iv) waives any objections it might have as to venue in any such court. Service of process may be made in any action, suit or proceeding by mailing or delivering a copy of such process to a party at its address and in the manner set forth in the notice section hereof. Any judgment or award by such court may be entered and enforced by any court whenever located, with proper jurisdiction upon the applicable Party or its assets. All proceedings should be conducted in the English language.

19.6
Agreement Language is English. The Parties acknowledge that this Agreement is drafted and executed in, and shall be solely governed by, the English language, which shall control, in all respects, the construction and interpretation of this Agreement.

19.7
Force Majeure. Any delay and/or failure in performance shall not be deemed a breach hereof when such delay or failure is caused by or due to causes beyond the reasonable control and without negligence of the Party charged with such performance hereunder, including, but not limited to, fire, earthquake, flood, accidents, explosions, acts of God and acts of governmental authority or acts of war, power outages, power shortages, acts of terrorism, or acts of a civil or military authority (“Force Majeure”). The Party claiming Force Majeure shall notify the other Party, in writing, within [***] after the occurrence of the Force Majeure event specifying the nature and anticipated duration of the delay. Supplier shall use reasonable efforts to avoid or minimize the effects of delay or non-performance and the Schedule shall be amended to take into account the delay caused by the Force Majeure event. During any Force Majeure event, Maxim’s obligations under Section 8.3 shall be suspended. Notwithstanding the foregoing, in the event any delay extends for a period of more than [***], or any agreed upon extension, Maxim shall have the right to procure Wafers from another supplier in order to meet its Customer requirements, but without limiting Maxim’s rights related to a Force Majeure-based Change Event under the Asset Purchase Agreement.

19.8	Time of Essence. TIME IS OF THE ESSENCE IN THE PERFORMANCE OF SUPPLIER’S OBLIGATIONS UNDER THIS AGREEMENT.

19.9
Notices. Except as otherwise expressly provided herein, any notice required or permitted by this Agreement shall be in writing and shall be delivered in person or by Federal Express or other reputable overnight courier, with notice deemed given upon written verification of receipt as evidenced by the courier’s delivery record. All notices must be in English and shall be sent to the addresses set forth below or to such other address as either Party may specify in writing from time to time.

If to Maxim US:	If to Supplier:

MAXIM INTEGRATED PRODUCTS, INC.
160 Rio Robles
San Jose, California 95134
United States of America
Attn: Legal Department

If to MIPI:
MAXIM INTEGRATED PRODUCTS,
INTERNATIONAL LTD.
Beaver House, Beech Hill Office Campus,
Clonskeagh, Dublin 4
Republic of Ireland
Attn: Legal Department
TJ Texas, Inc. 9651-9655 Westover Hills Blvd. San Antonio, Texas 78251 United States of America

19.10	Headings. The headings in this Agreement are for convenience only and will not be construed to affect the meaning of any provision of this Agreement.

19.11	Conflicting Terms. The terms set forth in this Agreement shall prevail over all preprinted or other terms set forth on any Purchase Order or acknowledgment of Purchase Order.

19.12	Interpretation. Any ambiguity in this Agreement shall be interpreted equitably without regard to which Party drafted the Agreement or any provision thereof.

19.13
Entire Agreement. This Agreement, together with the Exhibits, and the Asset Purchase Agreement and Transition Services Agreement (to the extent referenced herein) constitute the sole, final and entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior discussions, agreements, understandings and representations whether oral or written and whether or not executed by Maxim and Supplier. No modification, variation, amendment or other change may be made to this Agreement or any part thereof unless set forth in a written agreement identified as an amendment to this Agreement and signed by each Party through its authorized representative.

19.14
Non-Waiver; Remedies. A Party’s delay or failure to enforce at any time any provision of this Agreement shall not constitute a waiver of such right thereafter or of any other right or remedy. The rights and remedies provided to each Party herein are cumulative and in addition to any other rights and remedies available to such Party at law or in equity.

19.15
Severability. If one or more provisions in this Agreement are ruled entirely or partly invalid or unenforceable by any court or governmental authority of competent jurisdiction, then: (i) the validity and enforceability of all provisions not ruled to be invalid or unenforceable shall remain unaffected; (ii) the effect of such ruling shall be limited to the body making the ruling; (iii) the provision(s) held wholly or partly invalid or unenforceable shall be deemed amended, and the Parties shall reform the provision(s) to the minimum extent necessary to render them valid and enforceable in conformity with the Parties’ intent as manifested herein; and (iv) if the ruling, or the controlling principle of law or equity leading to the ruling, is subsequently overruled, modified, or amended, then the provision(s) in question, as originally set forth in this Agreement, shall be deemed valid and enforceable to the maximum extent permitted by the new controlling principle of law or equity.

19.16
Counterparts. This Agreement may be executed in counterparts, by confirmed facsimile, or both, each of which will be considered an original, but all of which together will constitute the same instrument.

(signature page follows)

In WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date written below.

MAXIM INTEGRATED PRODUCTS, INC.		TJ TEXAS, INC.

By:	/s/ Mark Casper	By:	/s/ Rafi Mor
Name:	Mark Casper	Name:	Rafi Mor
Title:	Vice President & Secretary	Title:	CEO
Date:	November 18, 2015	Date:	November 18, 2015

MAXIM INTEGRATED PRODUCTS
INTERNATIONAL, LTD

By:	/s/ Colm Greaves
Name:	Colm Greaves
Title:	Director, Customer Operations
Date:	November 18, 2015
Place of Signature:	Dublin, Ireland